EXHIBIT 99.2

March 27, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER ACCOMPANYING REPORT ON FORM 10-K OF CELLCO PARTNERSHIP (THE "PARTNERSHIP") FOR THE YEAR ENDING DECEMBER 31, 2002

I, Andrew N. Halford, Vice President and Chief Financial Officer of the Partnership, certify that:

     (1) the report of the Partnership on Form 10-K for the year ending December 31, 2002 (the "Report") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods presented in the Report.

This statement is being provided pursuant to section 1350 of chapter 63 of title 18 of the United States Code.



/s/ Andrew N. Halford
---------------------------
Andrew N. Halford


A signed original of this written statement required by Section 906 has been provided to Cellco Partnership and will be retained by Cellco Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification does not constitute a part of Cellco Partnership's Annual Report on Form 10-K accompanying this certification and to which it is an exhibit.